Exhibit 21

Subsidiaries of the Registrant
------------------------------

The Registrant, E-Z-EM, Inc., is a Delaware corporation. The subsidiaries of the Registrant included in the consolidated financial statements are as follows:

                                                            Incorporated
                                                            ------------

      AngioDynamics, Inc.                                     Delaware

      E-Z-EM Belgium B.V.B.A.                                 Belgium

      E-Z-EM Canada Inc.                                       Canada

      E-Z-EM Caribe, Inc.                                     Delaware

      E-Z-EM International, Inc.                              Barbados

      E-Z-EM Ltd.                                             England

      E-Z-EM Nederland B.V.                                   Holland

      Enteric Products, Inc.                                  Delaware

      Leocor, Inc.                                            Delaware

      Toho Kagaku Kenkyusho Co., Ltd.                          Japan

      All subsidiaries of the Registrant are wholly-owned.


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